UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 26 , 2004 (July 23, 2004)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20 Burton Hills Boulevard,Suite 100, Nashville, Tennessee		37215
(Address of principalexecutive offices)		(Zip Code)

Registrant's Telephone Number, including area code (615) 665-6000

______________________________

Item 5.	Other Events and Regulation FD Disclosure.

On July 23, 2004, Vanguard Health Systems, Inc. (the “Company”) issued a press release announcing that it has entered into a definitive agreement with The Blackstone Group (“Blackstone”), a private equity firm, under which Blackstone will become the lead equity partner in the Company. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

	(c)	Exhibits.

		99.1	Press Release dated July 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	July 26, 2004	VANGUARD HEALTH SYSTEMS, INC.
(Registrant)

BY: /s/ Ronald P. Soltman
Ronald P. Soltman
Executive Vice President

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

99.1	Press Release dated July 23, 2004.